EXHIBIT 10(a)
            Written Consent of Sutherland, Asbill & Brennan, L.L.P.

                               S.A.&B. letterhead

                                    June 26, 1997

Board of Directors
Western Reserve Life Assurance Co. of Ohio
WRL Series Annuity Account
201 Highland Avenue
Largo, FL  34640

         RE:  WRL Series Annuity Account
              FILE NO. 333-24959

Gentlemen:

         We hereby consent to the use of our name under the caption "Legal Matters" in the Statement of Additional Information contained in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 (File No. 333-24959) of the WRL Series Annuity Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                    Very truly yours,

                                    SUTHERLAND, ASBILL & BRENNAN, L.L.P.

                                    By:  /s/ STEPHEN E. ROTH
                                       -------------------------
                                         Stephen E. Roth